Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FOURTH QUARTER RESULTS

Per Share Normalized FFO of $0.31 and Net Income of $0.13

Completes Balance Sheet Restructuring with New Credit Facility

Birmingham, AL – February 9, 2017 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and year ended December 31, 2016 through 2017’s first quarter.

“In 2016 and through the early days of 2017, MPT achieved all of the operational goals we set early in the year,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “We successfully and profitably repositioned our portfolio by capturing sizable gains from asset sales in the first half and allocating capital to compelling new opportunities in the second half. The approximate $800 million in asset sales, and our solid execution in the capital markets, helped to significantly strengthen our balance sheet, reduce leverage, improve liquidity, and position the company for long-term growth.

“In the fourth quarter, we added Steward Health Care to our portfolio of 247 hospitals. Forward-thinking operators, such as Steward, have proven their ability to effectively navigate the changing landscape of healthcare and profitably provide quality care to their patients, especially during times of dramatically changing hospital environments such as the implementation of – and now the unwinding of – the Affordable Care Act. We see significant acquisition opportunities ahead as operators with proven healthcare delivery models look to expand into new markets with the assistance of MPT.”

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Normalized Funds from Operations (“FFO”) per diluted share was $0.31 in the fourth quarter compared with $0.35 in fourth quarter of 2015;

•	On a full year basis 2016’s Normalized FFO per share increased to $1.28 compared to $1.26 per diluted share in 2015, an increase even in a year of significant asset sales;

•	Acquisitions reported in 2016 totaled approximately $1.8 billion, continuing the trajectory of highly and immediately accretive growth, compared to approximately $1.7 billion in 2015 and $1.4 billion in 2014;

•	Completed the previously announced acquisition of real estate interests in nine Steward Health Care hospitals in early October for a total investment of $1.25 billion;

•	Completed acquisitions of 12 post-acute hospitals to be operated by MEDIAN and its affiliates in Germany in the fourth quarter for a total investment of approximately $90 million as part of previously announced acquisitions aggregating $282 million (based on recent exchange rates);

•	Completed a new $1.7 billion senior unsecured credit facility with improved pricing in early February 2017; includes a $1.3 billion senior unsecured revolving credit facility, a $200 million senior unsecured term loan, and a €200 million senior unsecured term loan;

•	Gave redemption notice for €200 million 5.750% Senior Notes due 2020 to be redeemed with funds from the €200 million senior unsecured term loan included in the new $1.7 billion credit facility and cash on hand.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2015 results.

PORTFOLIO UPDATE

During and after the fourth quarter, MPT made investments in hospital real estate totaling approximately $1.4 billion that was leased to operators under long-term absolute net leases with GAAP lease rates between 9.5% and 10.5%.

As of December 31, 2016, MPT has leased 59 facilities to Adeptus, with an aggregate investment of approximately $446 million and an aggregate lease coverage ratio for 43 open facilities of approximately 2.62 times for the twelve months ended September 30, 2016. Adeptus has prepaid all rent through February and, based on facility openings in the fourth quarter of 2016, total revenue from Adeptus is approximately 7% of MPT’s estimated 2017 total revenue. As of December 31, 2016, 64% of MPT’s Adeptus investments are leased to joint ventures or partnerships with dominant, market leading hospital systems in each market, and 88% of MPT’s facilities are being operated as Hospital Outpatient Departments. Among other arrangements, MPT remains beneficiary of irrevocable letters of credit for an amount equal to approximately four months anticipated cash rent.

The Company has pro forma total gross assets of approximately $7.1 billion including $4.7 billion in general acute care hospitals, $1.7 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. The portfolio includes 247 properties representing more than 27,000 licensed beds in 30 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 30 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Normalized FFO for the fourth quarter increased 22% to $100.7 million compared with $82.5 million in the fourth quarter of 2015. Per share Normalized FFO decreased 11% to $0.31 per diluted share in the fourth quarter compared with $0.35 per share in the fourth quarter of 2015 due to asset sales and completion of planned deleveraging to a sector leading ratio of approximately 5.1 times pro forma net debt to EBITDA.

For the twelve months ended December 31, 2016, Normalized FFO increased 22% to $334.8 million from $274.8 million in 2015. On a per diluted share basis, Normalized FFO increased 2% in 2016 to $1.28 from $1.26 in 2015.

Fourth quarter 2016 total revenues increased 17% to $153.3 million compared with $131.5 million for the fourth quarter of 2015. Revenue for the twelve months ended December 31, 2016 increased 22% to $541.1 million from $441.9 million in 2015.

Net income for the fourth quarter of 2016 was $43.0 million (or $0.13 per diluted share), compared to $58.2 million (or $0.24 per diluted share) in the fourth quarter of 2015. Net income for the twelve months ended December 31, 2016 was $225.0 million (or $0.86 per diluted share) compared with net income of $139.6 million (or $0.63 per diluted share) in 2015.

The Company reaffirms 2017 Normalized FFO guidance between $1.35 and $1.40 per diluted share and 2017 net income as a range of between $0.97 and $1.03 per diluted share. These estimates assume acquisitions of between $500 million and $1.0 billion with leverage neutral financing; sales of $75 million of properties in early 2017; and completion of previously announced acquisitions and lease backs.

These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, change in accounting principles, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change when the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 9, 2017 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter and year ended December 31, 2016. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 52407751. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 23, 2017. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 52407751.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; net income per share; Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	December 31, 2016	December 31, 2015
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$4,317,866	$3,297,705
Net investment in direct financing leases	648,102	626,996
Mortgage loans	1,060,400	757,581

Gross investment in real estate assets	6,026,368	4,682,282
Accumulated depreciation and amortization	(325,125)	(257,928)

Net investment in real estate assets	5,701,243	4,424,354

Cash and cash equivalents	83,240	195,541
Interest and rent receivables	57,698	46,939
Straight-line rent receivables	116,861	82,155
Other assets	459,494	860,362

Total Assets	$6,418,536	$5,609,351

Liabilities and Equity
Liabilities
Debt, net	$2,909,341	$3,322,541
Accounts payable and accrued expenses	207,711	137,356
Deferred revenue	19,933	29,358
Lease deposits and other obligations to tenants	28,323	12,831

Total Liabilities	3,165,308	3,502,086

Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 320,514 shares at December 31, 2016 and 236,744 shares at December 31, 2015	321	237
Additional paid-in capital	3,775,336	2,593,827
Distributions in excess of net income	(434,114)	(418,650)
Accumulated other comprehensive loss	(92,903)	(72,884)
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	3,248,378	2,102,268

Non-controlling interests	4,850	4,997

Total Equity	3,253,228	2,107,265

Total Liabilities and Equity	$6,418,536	$5,609,351

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(A)

Revenues
Rent billed	$92,861	$70,253	$327,269	$247,604
Straight-line rent	14,558	8,372	41,067	23,375
Income from direct financing leases	17,126	18,660	64,307	58,715
Interest and fee income	28,738	34,261	108,494	112,184

Total revenues	153,283	131,546	541,137	441,878
Expenses
Real estate depreciation and amortization	26,524	20,140	94,374	69,867
Impairment charges	(66)	—	7,229	—
Property-related	1,120	1,184	2,712	3,792
Acquisition expenses	39,894	4,345	46,273	61,342
General and administrative	13,090	11,314	48,911	43,639

Total operating expenses	80,562	36,983	199,499	178,640

Operating income	72,721	94,563	341,638	263,238

Interest expense	(38,465)	(35,923)	(159,597)	(120,884)
Gain (loss) on sale of real estate and other asset dispositions, net	(70)	—	61,224	3,268
Unutilized financing fees/debt refinancing costs	—	(48)	(22,539)	(4,367)
Other income (expense)	1,056	230	(1,618)	175
Income tax benefit (expense)	8,003	(484)	6,830	(1,503)

Income from continuing operations	43,245	58,338	225,938	139,927
Loss from discontinued operations	—	—	(1)	—

Net income	43,245	58,338	225,937	139,927
Net income attributable to non-controlling interests	(206)	(100)	(889)	(329)

Net income attributable to MPT common stockholders	$43,039	$58,238	$225,048	$139,598

Earnings per common share - basic:
Income from continuing operations	$0.13	$0.24	$0.86	$0.64
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.13	$0.24	$0.86	$0.64

Earnings per common share - diluted:
Income from continuing operations	$0.13	$0.24	$0.86	$0.63
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.13	$0.24	$0.86	$0.63

Dividends declared per common share	$0.23	$0.22	$0.91	$0.88

Weighted average shares outstanding - basic	319,833	237,011	260,414	217,997
Weighted average shares outstanding - diluted	319,994	237,011	261,072	218,304

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

FFO information:
Net income attributable to MPT common stockholders	$43,039	$58,238	$225,048	$139,598
Participating securities’ share in earnings	(129)	(248)	(559)	(1,029)

Net income, less participating securities’ share in earnings	$42,910	$57,990	$224,489	$138,569

Depreciation and amortization (A)	26,976	20,140	96,157	69,867
Gain on sale of real estate	—	—	(67,168)	(3,268)

Funds from operations	$69,886	$78,130	$253,478	$205,168

Write-off of straight line rent and other	—	—	3,063	3,928
Transaction costs from non-real estate dispositions	70	—	5,944	—
Acquisition expenses, net of tax benefit (A)	34,806	4,345	46,529	61,342
Release of valuation allowance	(3,956)	—	(3,956)	—
Impairment charges	(66)	—	7,229	—
Unutilized financing fees / debt refinancing costs	—	48	22,539	4,367

Normalized funds from operations	$100,740	$82,523	$334,826	$274,805

Share-based compensation	2,111	2,521	7,942	10,237
Debt costs amortization	1,814	1,792	7,613	6,085
Additional rent received in advance (B)	(300)	(300)	(1,200)	(1,200)
Straight-line rent revenue and other	(16,921)	(11,118)	(50,687)	(34,218)

Adjusted funds from operations	$87,444	$75,418	$298,494	$255,709

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.13	$0.24	$0.86	$0.63
Depreciation and amortization (A)	0.09	0.09	0.37	0.32
Gain on sale of real estate	—	—	(0.26)	(0.01)

Funds from operations	$0.22	$0.33	$0.97	$0.94

Write-off of straight line rent and other	—	—	0.01	0.02
Transaction costs from non-real estate dispositions	—	—	0.02	—
Acquisition expenses, net of tax benefit (A)	0.11	0.02	0.18	0.28
Release of valuation allowance	(0.02)	—	(0.02)	—
Impairment charges	—	—	0.03	—
Unutilized financing fees / debt refinancing costs	—	—	0.09	0.02

Normalized funds from operations	$0.31	$0.35	$1.28	$1.26

Share-based compensation	0.01	0.01	0.03	0.05
Debt costs amortization	0.01	0.01	0.02	0.03
Additional rent received in advance (B)	—	—	—	(0.01)
Straight-line rent revenue and other	(0.06)	(0.05)	(0.19)	(0.16)

Adjusted funds from operations	$0.27	$0.32	$1.14	$1.17

(A)	For 2016, this includes our share of real estate depreciation and acquisition expenses from unconsolidated joint ventures (if any). Any such amounts are included with the activity of all of our equity interests in the “Other income (expense)” line on the consolidated statements of income.
(B)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes.This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2017 Guidance Reconciliation

(Unaudited)

	Fiscal Year 2017 Guidance - Per Share(1)
	Low	High

Net income attributable to MPT common stockholders	$0.97	$1.03
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$0.97	$1.03

Depreciation and amortization	0.34	0.34

Funds from operations	$1.31	$1.37

Other adjustments(2)	0.04	0.03

Normalized funds from operations	$1.35	$1.40

(1)	The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.
(2)	Includes acquisition expenses, write-off of straight line rent, transaction costs from non-real estate dispositions, impairment charges, unutilized fees/debt refinancing costs, and other.